ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                OF QUANTECH LTD.

     The undersigned, being the Secretary of Quantech Ltd., a Minnesota corporation, (the "Corporation"), on behalf of the Corporation, does hereby certify that the following recitals and resolutions were adopted at a duly called special meeting of the shareholders, pursuant to Minnesota Statutes, Sections 302A.135 and 302A.139.

     WHEREAS, the Board of Directors of the Corporation believes it is in the best interest of the Corporation to amend the Articles of Incorporation to increase the number of authorized shares from 60,000,000 Common Shares to 120,000,000 shares consisting of 90,000,000 Common Shares and 30,000,000 undesignated shares and has previously adopted similar recitals and resolutions as those proposed here.

     IT IS HEREBY RESOLVED THAT,

     The shareholders, in accordance with the Corporation's Bylaws, do hereby approve amending the Corporation's Articles to increase the number of authorized shares from 60,000,000 Common Shares to 120,000,000 shares consisting of 90,000,000 Common Shares and 30,000,000 undesignated shares.

     RESOLVED FURTHER, that Section 3.1 is hereby amended to read as follows:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

     The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is One Hundred and Twenty Million (120,000,000) shares, $.01 par value per share, consisting of 90,000,000 Common Shares and 30,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

     RESOLVED FURTHER,

     The corporation's officers are hereby authorized to complete all documents necessary and make all filings necessary to effectuate the amendment to the Corporation's Articles of Incorporation and to record such Amendment in the Corporation's official record books.

Dated and effective: November 25, 1996.

/s/ Gregory G. Freitag, Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  QUANTECH LTD.

     The undersigned, being the Secretary of Quantech Ltd., a Minnesota corporation (the "Corporation"), on behalf of the Corporation, does hereby certify that the following recitals and resolutions were adopted at a duly called special meeting of the shareholders, pursuant to Minnesota Statutes Sections 302A.135 and 302A.139:

                 WHEREAS, the Board of Directors of the Corporation believes it is in the best interests of the Corporation to amend the Articles of Incorporation to increase the number of authorized common stock shares from 30,000,000 to 60,000,000 and has previously adopted similar recitals and resolutions as those proposed here;

         IT IS HEREBY RESOLVED THAT:

                  The shareholders, in accordance with the Corporation's Bylaws, do hereby approve amending the Corporation's Articles of Incorporation to increase the number of authorized common stock shares from 30,000,000 to 60,000,000;

         RESOLVED FURTHER:

                  Section 3.1 is hereby amended to read:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

                  The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is Sixty Million (60,000,000) shares, $.01 par value per share. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

         RESOLVED FURTHER:

                  The corporation's officers are hereby authorized to complete all documents necessary and make all filings necessary to effectuate the amendment to the Corporation's Articles of Incorporation and to record such Amendment in the Corporation's official record books.

Dated and effective September 28, 1995.

                                              /s/ George Vitalis, Secretary

                            ARTICLES OF INCORPORATION
                                       OF
                                  QUANTECH LTD.


     The undersigned individual, being of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of the Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation:


                                ARTICLE 1 - NAME

         1.1)  The name of the corporation shall be Quantech, Ltd.


                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 1021 Bandana Boulevard East, Suite 212, St. Paul, Minnesota 55108.


                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 30,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 15,000,000 shares of Common Stock and 15,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                              ARTICLE 5 - DIRECTORS

         5.1) The names of the person constituting the first Board of Directors is as follows:

                  R. H. Joseph Shaw


          ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

         7.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.


                  ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY

         8.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable

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


to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.


                            ARTICLE 9 - INCORPORATOR

         9.1)  The name and mailing address of the incorporator are as follows:

                  Gregory G. Freitag
                  900 Second Avenue South
                  1100 International Centre
                  Minneapolis, Minnesota 55402


         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 13th day of November, 1992.


                                           /s/ Gregory G. Freitag

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